                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                          ______________________

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 6, 1999


                             Tyson Foods, Inc.
           (Exact Name of Registration as Specified in Charter)

     Delaware                   0-3400                   71-0225165
(State or Other          (Commission File Number)      (IRS Employer
Jurisdiction                                            Identification
of Incorporation)                                       No.)

2210 West Oaklawn Drive, Springdale, Arkansas                    72762
(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code (501) 290-4000

                              Not Applicable
       (Former Name or Former Address, if Changed Since Last Report)






























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Item 5.  Other Events

     The purpose of this report is to update certain disclosures contained on pages 17, 26, 43 and 53 of Tyson Foods, Inc.'s (the "Company") 1999 Annual Report to Shareholders (which is first being mailed to shareholders on the date hereof) with respect to the letter of intent previously executed with Smithfield Foods, Inc. for the sale to Smithfield of the Company's Pork Group subsidiary. On December 6, 1999 (after the Annual Report had been released for final printing) the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that both parties were unable to reach a definitive agreement and that negotiations were mutually terminated. As noted in the press release, the Company intends to explore all options related to its pork operations, which may include discussions with other potential buyers. Certain assets of the Pork Group with a fair value of approximately $70 million are classified as assets held for sale at October 2, 1999, and a $35.2 million pretax charge was recorded in fiscal year 1999 for asset impairment.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

Exhibits

     99.1  Press Release, dated December 6, 1999, of Tyson Foods, Inc.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.


By: /s/ Steven Hankins
  _____________________________
  Steven Hankins
  Executive Vice President and
  Chief Financial Officer

December 15, 1999